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                                                                    Exhibit 10.7

      AGREEMENT dated as of November 1, 1996 by and between BANKERS TRUST COMPANY, a New York banking corporation (the "Bank"), having an address at One Bankers Trust Plaza, New York, New York 10006, and CHAPMAN CAPITAL MANAGEMENT, INC., a District of Columbia corporation ("CCM"), having an address at World Trade Center, 401 East Pratt Street, Baltimore, Maryland 21202.


                                  INTRODUCTION

      The Bank is the trustee of the Minority Equity Trust Fund (the "MET"), which was established effective as of January 1, 1991 as a fund within the BT Pyramid Trust, a collective investment trust maintained by the Bank. The Bank has heretofore entered into contracts with the corporate and government retirement plan investors identified on Schedule A hereto for the investment of designated portions of their assets in the MET (such investors as of the date hereof being collectively referred to as the ("Investors"). The MET emphasizes investment of corporate and government retirement plan assets in equities and other securities using the services of minority (including, but not limited to, women's)-owned investment advisory firms and minority-owned consultants to advise the Bank in selecting investments and to provide certain services to the MET. CCM is a minority-owned registered investment advisor which desires to manage the assets of
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the Investors now invested in the MET and of other retirement plans. The Bank desires to discontinue the MET and is willing to cooperate with CCM in the establishment of a group trust which may form an alternative to the MET for those Investors and others similarly situated to pursue the objective of directing management of a part of their portfolio to minority-owned businesses, all subject to the terms and conditions hereof.


                                    AGREEMENT

      In consideration of the premises and other good and valuable consideration, the receipt of which the parties hereto hereby acknowledge, the parties hereby agree as follows:

      1. Establishment of The CCM Trust. (a) Concurrent with the execution hereof, CCM and the Bank are entering into that certain Declaration of Trust dated as of the date hereof (the "CCM Trust Declaration") which establishes a group trust known as the DEM-MET Group Trust for Employee Benefit Plans (the "CCM Trust"), and which is intended to satisfy the requirements of Internal Revenue Service ("IRS") Revenue Ruling 81-100 (the "Revenue Ruling"). Pursuant to the CCM Trust Declaration the Bank shall act as a fully directed trustee of the CCM Trust for CCM as the sponsor of the CCM Trust and as its investment advisor. The duties and obligations of the Bank as trustee of the CCM Trust shall be


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solely as set forth in the CCM Trust Declaration, which agreement shall not be subject to this Agreement in any respect.

            (b) CCM shall at its sole cost and expense and within 15 days from the date hereof prepare and file with the IRS an application for a favorable determination letter under Section 14 of Rev. Proc. 96-6 (an "IRS Letter") with respect to the status of the CCM Trust as a tax-exempt group trust as described in the Revenue Ruling and as to the continued tax qualification of trusts participating therein. The Bank agrees to cooperate in the preparation of such application to the IRS as appropriate for a fully directed trustee and at the cost of CCM. CCM shall, concurrent with such filing with the IRS, deliver a copy of the final application to the Bank. CCM shall give the Bank prompt notice of any written or oral response or comments of the IRS with respect to the application and of any written or oral response of CCM thereto and of the issuance of the IRS Letter and shall with any such notice furnish to the Bank a copy of any such written responses or comments and of the IRS Letter.

      2. Termination of the MET. (a) The Bank shall not later than 30 days from the date hereof give the Investors appropriate notice under the MET and their investment agreements that the Bank will: (i) terminate and commence winding up the MET as of a date which shall be the later of six (6) months from the date hereof or thirty (30) days after the Bank has received notice from the IRS or CCM of the issuance of the IRS


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Letter; and (ii) coincident with the termination of the MET, terminate any investment agreements with the Investors as and to the extent that they relate to the MET.

            (b) Notwithstanding anything to the contrary herein, CCM acknowledges and agrees that any employee pension benefit plans (as defined in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974 as amended) now existing or hereafter established or otherwise sponsored by (i) the Chrysler Corporation (or any of its subsidiaries or affiliates) (collectively "Chrysler") or to which Chrysler may contribute (collectively, "Chrysler Plans") or (ii) the Bank (or any of its subsidiaries or affiliates) is not an "Investor" for the purposes hereof and the relationship of the Bank with (i) Chrysler and the Chrysler Plans or (ii) the employee pension benefit plans of the Bank (or any of its subsidiaries or affiliates) shall not be covered by this Agreement (including but not limited to Section 3(a) hereof).

            (c) From and after the date hereof the Bank shall, at the request of CCM, made from time to time, introduce CCM to Investors so that CCM may solicit the transfer to the CCM Trust of the investment of the Investor in the MET; provided, however, that the Bank shall not be required to furnish or make any recommendation to the Investor with respect to an investment in the CCM Trust or the prospects of the CCM Trust. CCM shall not make any statement or claim that the Bank has recommended or otherwise endorsed the CCM Trust or its prospects. CCM agrees to furnish to any Investor to which it shall be introduced by the Bank the following


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forms: the complete and current Form ADV for CCM (including but not limited to
Schedule E thereof) and any additional document or information required under the Investment Advisers Act of 1940 as amended (the "Act") or any applicable state securities law. Nothing in the CCM Trust Declaration shall limit the requirements of the preceding sentence. CCM acknowledges that the Bank may disclose to Investors the consideration which it will receive from CCM for the noncompetition covenant of the Bank herein.

            (d) CCM acknowledges that any transfer of assets by an Investor from the MET to the CCM Trust will require the proper written consent of, and direction by, the Investor and that the Bank shall not be responsible for obtaining any such consent or direction. The Bank agrees, to the extent practicable and not otherwise in violation of any agreement, trust declaration or applicable law, to effect in kind transfers of assets between the MET and the CCM Trust for those Investors electing to convert all or a portion of their investment in the MET to an investment in the CCM Trust. CCM acknowledges that in accordance with, and subject to the MET and any investment agreement with an Investor, the Bank shall cause the MET to distribute to each Investor its share of the MET upon its request and/or upon final termination and winding up of MET whether or not CCM has had an opportunity to discuss the CCM Trust with the Investor.

      3. No Solicitation Covenant. (a) The Bank covenants and agrees with CCM that for a period of three (3) years commencing on the


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date on which it publicly announces the termination of the MET, the Bank shall not solicit corporate or government retirement plans (other than from Chrysler or Chrysler Plans) within the United States for the management of a portion of their assets through a separate trust, separate pooled fund, subtrust or separate subfund if such vehicle emphasizes the use by the Bank of the services of minority-owned investment advisers and minority-owned consultants in managing such assets and servicing such investment vehicle. As consideration for such covenant, CCM shall: (i) pay the Bank the aggregate amount of THREE HUNDRED THOUSAND ($300,000) DOLLARS (the "Lump Sum Payment"), payable ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS on June 30, 1997 and ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS on June 30, 1998; and (ii) make certain payments for the benefit of the Bank pursuant to the Consultant Termination Agreement (as defined in Section 4 hereof).

            (b) As security for its obligation to make the Lump Sum Payment, CCM is delivering to the Bank on the date hereof a $300,000 standby irrevocable letter of credit (the "Letter of Credit") issued to the Bank as obligee by National Commerce Bank and in form and substance satisfactory to the Bank. CCM agrees that the Bank may draw on the Letter of Credit if CCM fails to pay all or any installment or other portion of the Lump Sum Payment as specified in Section 3(a)(i) or if there shall be commenced a voluntary or involuntary proceeding by or in respect of CCM


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or any substantial portion of its property under any bankruptcy, insolvency, receivership, reorganization or similar law now or hereafter in effect.

            (c) Without limiting the generality of Section 10 hereof, CCM acknowledges and agrees that the Bank has made no representation or warranty as to the prospects of the CCM Trust or the likelihood that any Investor will invest in the CCM Trust or as to the performance by the Consultants of their undertakings to CCM under the Consultant Termination Agreement and all of CCM's payments, undertakings and other obligations hereunder and under the Consultant Termination Agreement are independent of the success of the CCM Trust or of the performance by the Consultants of their covenants to CCM under the Consultant Termination Agreement.

      4. Certain Other Agreements and Payments. On the date hereof and concurrent herewith CCM, the Bank, Tremont Partners, Inc. ("Tremont") and Stamberg Prestia Ltd. ("SPL") (Tremont and SPL being collectively referred to as the "Consultants") and Moses & Singer LLP, as escrow agent, are entering into an agreement (the "Consultant Termination Agreement"), pursuant to which CCM is, as additional consideration for the noncompetition covenant of the Bank set forth in Section 3(a) hereof, making certain payments concurrent with the execution hereof aggregating $640,000 for the benefit of the Bank, which payments will be held in escrow by the escrow agent pursuant to escrow provisions set forth in the


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Consultant Termination Agreement and will be released by the escrow agent to the
Consultants in accordance with the Consultant Termination Agreement and the escrow provisions thereof. The Consultant Termination Agreement also provides for the delivery into escrow of releases by the Consultants of certain contracts to which the Consultants are parties with the Bank in respect of the MET and further provides for their agreement not to solicit certain business from the Investors for a period of six (6) months from the date hereof, all as set forth therein. CCM agrees and acknowledges that its full performance under the Consultant Termination Agreement is a condition to the continued performance of the Bank hereunder.

      5. Use of Met Name. The Bank hereby grants and quitclaims to CCM any right, title or interest which the Bank may have in the name "Minority Equity Trust" (the "Name"); provided, however, that the Bank reserves the right to use the Name or any derivative thereof: (i) in connection with the MET; (ii) as part of and in connection with the Chrysler Minority Equity Trust; and (iii) to the extent required by its duties as a directed trustee of the CCM Trust. CCM acknowledges that the Bank has not filed any application for a state mark or federal trademark or copyright for the Name or otherwise formally claimed such an exclusive right.

      6. Representations and Warranties of CCM. CCM hereby represents and warrants to the Bank that: (i) it is a registered investment


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adviser under the Act and has complied in all material respects with all applicable laws, regulations and orders has all appropriate Federal, state and local permits, licenses or other authorities to conduct its current business and as it intends to conduct the CCM Trust; (ii) it has disclosed to the Bank all proceedings, civil suits or disciplinary actions by any person, including without limitation, any regulatory body or authority, whether Federal, state, local or securities industry association, to which CCM or its affiliates or any of its or their shareholders, officers, directors, or employees have been a party or to which any of them has been subject within the 10 year period preceding the date hereof or which CCM knows to be currently pending or threatened against CCM or any of its affiliates or any of its or their shareholders, officers, directors or employees; (iii) it is a corporation duly organized validly existing and in good standing under the laws of the District of Columbia and this Agreement and the Consultant Termination Agreement have been authorized by all necessary corporate and/or shareholder action and constitute the binding obligations of CCM enforceable against it in accordance with their terms; and (iv) no representation or warranty by CCM or any of its affiliates or its or their officers, directors, shareholders or employees made herein or in any other document, certificate or other writing heretofore furnished to the Bank by any of them contains any misstatement of a material fact necessary to make any statement contained herein or therein not misleading or omits to state a material fact necessary to make any statement contained herein or therein not misleading.


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      7. Representations and Warranties of the Bank. The Bank hereby represents and warrants to CCM that this Agreement has been authorized by all necessary corporate action and represents the binding agreement of the Bank enforceable against it in accordance with its terms.

      8. Survival of Representations and Warranties. The representations and warranties of the parties made herein shall survive for a period of three years from the date hereof.

      9. Certain Indemnifications. (a) Except as otherwise provided herein, each of the parties hereby agrees to pay, defend, indemnify and hold the other and its stockholders, affiliates, officer, directors, employees and representatives harmless from and against, for and in respect to:

            (i) any damages, liabilities, losses and expenses of any kind or nature whatsoever which may be asserted against, or be incurred, sustained or suffered by a party hereto, by virtue of a breach by the other party hereto of, any representation, warranty, covenant, undertaking, agreement, or indemnification made by such party in this Agreement or in the Consultant Termination Agreement, or by virtue of any claim (including any action, proceeding or demand) against a party hereto by a third person (which term includes an individual, trust or any other entity) (a "third party claim") made or brought against


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      such party by reason of, or attributable to, or arising, directly or indirectly, from any act or omission of the other party hereto which constitutes a non-performance or breach by such other party hereto of any representation, warranty, covenant, undertaking, agreement or other obligation made by or incurred by such other party in this Agreement or in the Consultant Termination Agreement; and

            (ii) all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by a party in connection with any action, suit, proceeding, demand, claim, assessment or judgment incident to any of the matters set forth in Section 9(a)(i).

            (b) If a claim for indemnification hereunder does not relate to a third party claim, the party claiming indemnification shall make a demand therefor against the other party hereto and if it shall not have received the full amount demanded from such other party within 30 days, the claiming party may thereafter bring suit or commence an action against the party from which indemnification is sought in accordance with applicable law and Section 14 hereof at any time within four years from the date hereof and such claiming party shall with any recovery also be entitled to its reasonable attorneys' fees and expenses incurred in prosecuting such indemnification action.


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            (c) The procedures to be followed by the parties hereto with respect to indemnification hereunder regarding third party claims shall be as follows:

            (i) Promptly after receipt by a party hereto of the assertion of any claim against such party by a third party which the party hereto receiving such assertion has reason to believe may result in a claim by it against the other party hereto for indemnity pursuant to this Agreement, such receiving party shall give a written notice of such third party claim to the other party hereto setting forth the nature of claim, including copies of any written correspondence from such third party to the party seeking indemnification hereunder. The party hereto against which indemnification is sought for such third party claim shall be entitled, at its own cost and expense, to participate in the defense of such claim, unless: (A) the third party claim involved seeks (and continues to seek) solely monetary damages, (B) within 45 days after notice of the claim the indemnifying party fully and without reservation acknowledges in writing its obligation to indemnify and hold harmless the other party with respect to such damages in their entirety pursuant hereto, and (C) within 45 days after notice of the claim the party hereto against which indemnification is brought shall have made written provision satisfactory to the party hereto which is to be indemnified to satisfy any adverse judgment or settlement as a result of such party's


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      indemnification obligation with respect to such third party claim, in which case, if each of the requirements of (A), (B), and (C) is satisfied and continues at all times thereafter to be satisfied, then such indemnifying party shall thereafter be entitled to assume and control such defense with counsel chosen by such party and approved by the party hereto seeking indemnification. The party hereto entitled to such indemnification shall be entitled to copies of all pleadings or other papers filed with the court or served on any litigant and to written progress and status reports promptly on request. Any settlement of a third party claim for which indemnification is sought hereunder shall require the consent of each of the parties hereto, which consent shall not be unreasonably withheld.

            (ii) With respect to third party claims as to which the indemnifying party: (A) does not have the right hereunder to assume the defense, or (B) shall not have exercised or timely exercised its right to assume the defense, the party seeking indemnification shall continue to control the defense of and contest such action and the party seeking indemnification shall have full and exclusive rights to dispose of the third party claim. The indemnifying party shall in such case be obligated to make payment in accordance with this Section 9 from time to time as the party to be indemnified incurs an indemnifiable expense; provided that any suit or action to compel such indemnification is commenced by the party seeking indemnification in


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      accordance with Section 14 (whether for actual recovery or a declaratory judgment of its indemnification rights) and within four years from the date hereof, and the party so seeking indemnification shall also be entitled to its reasonable attorneys' fees and expenses incurred in prosecuting such action or proceeding against the other party hereto for such indemnification.

      10. Entire Agreement. This Agreement and the Consultant Termination Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede any prior undertakings, inducements, agreements or understandings, express or implied, oral or written, with respect hereto or thereto and CCM acknowledges that the Bank has made no representations or warranties to CCM with respect to the subject matter hereof or thereof except as expressly set forth herein or therein.

      11. No Parol Modification. Neither this Agreement nor any term or condition hereof may be discharged, terminated, modified, supplemented or waived, except by a writing signed by the party against which the same is to be enforced. A waiver by a party of a breach of a term or condition hereof shall not be deemed to constitute a waiver of any other breach of the same term or condition or of any other term or condition.


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      12. Notices. All notices of or other communications given hereunder shall be in writing and shall be deemed to been given when delivered in person or by facsimile (directed to the actual fax number of the responsible officer to which the same is directed and subject to oral or written confirmation of receipt) or, if mailed, then 5 days after being deposited in the U.S. Mail, certified or registered, postage prepaid, return receipt requested, and in each case addressed to a responsible officer of the party to which the same is directed at the address for such party first hereinabove set forth or at such other address as such party shall have given notice hereunder.

      13. No Assignment. Neither this Agreement nor any of the rights or obligations of the parties hereunder shall be assigned or otherwise transferred without the prior written consent of the other party.

      14. Applicable Law. (a) This Agreement shall be governed by the law of the State of New York applicable to agreements wholly to be performed therein.

            (b) Each of the parties hereby consents to the personal jurisdiction of the Supreme Court of the State of New York, County of New York, and of the Federal District Court for the Southern District of New York in any action or proceeding brought by a party with respect to any claim directly or indirectly arising hereunder or in respect hereof, agrees that such


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courts shall have exclusive jurisdiction thereof and waives any claim of forum non conveniens or improper venue to the fullest extent permitted by law.

      15. No Joint Venture. This Agreement shall not be construed as creating any partnership, joint venture or employment relationship between the parties.

      16. Binding Effect. This Agreement and the terms and conditions hereof shall bind and enure to the successors of the parties and their permitted assigns.

      17. No Third Party Beneficiaries. There shall be no third party beneficiary of this Agreement or any term or condition hereof.

      18. Captions. Captions herein are solely for use of reference and shall not be used to interpret or construe this Agreement.

      19. Counterparts. This Agreement may be executed in counterpart originals, all of which shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement by their duly authorized officers as of the date first hereinabove written.


                                       BANKERS TRUST COMPANY


                                       By: /s/ Timothy F. Keaney, M.D.
                                          --------------------------------
                                          Name: TIMOTHY F. KEANEY, M.D.
                                          Title:


                                       CHAPMAN CAPITAL MANAGEMENT, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement by their duly authorized officers as of the date first hereinabove written.


                                       BANKERS TRUST COMPANY


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CHAPMAN CAPITAL MANAGEMENT, INC.


                                       By: /s/ Nathan A. Chapman, Jr.
                                          --------------------------------
                                          Name: Nathan A. Chapman, Jr.
                                          Title: President


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